U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 15, 2007

CONTINAN COMMUNICATIONS, INC.
(Exact Name of Company as Specified in Its Charter)

Nevada	0-49648	73-1554122
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

4640 Admiralty Way, Suite 500, Marina del Rey, California	90292
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (310) 496-5747

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Company has entered into an Agreement for Corporate Restructuring, dated October 29, 2007, with Calm Seas Capital LLC. The first funding under this agreement was provided on November 15, 2007; therefore, the parties considered this date as the effective date of this agreement.

Under this agreement, Calm Seas agreed to provide funding to the Company in exchange for that company acquiring a Pink Sheet shell company that will acquire the Company’s subsidiary, Vocalenvision. Thereafter, the Company agrees to enter into a Plan and Agreement of Reorganization under Section 368(a)(1)(B) of the Internal Revenue Code with the shell company, whereby the shell company shall acquire Vocalenvision solely in exchange for common stock at a value to be negotiated. Such transaction will not close until after the required waiting period after the mailing of an Information Statement with the Securities and Exchange Commission (the consent of stockholders of the Company being obtained since the Company would be disposing of substantially all of its assets. Calm Seas, using its counsel, shall bear the legal fees and costs of the preparation of the Plan and Agreement, the Information Statement, and the share exchange closing, as well as the costs of printing the Information Statement and mailing it.

The stockholders of the Company that are signatories to the agreement, Claude Buchert, Helene Legendre, TeleNova, Inc., and Humax West, Inc., together with the other stockholders who were either (i) originally with Vocalenvision when it was acquired as TelePlus or (ii) subsequently received shares for services rendered to Vocalenvision, shall contribute their Company shares to the Pink Sheet shell company pursuant to Section 351 and shall receive in exchange therefore, pro rata, shares of voting preferred stock which taken together shall represent a controlling interest in such shell company. The rights, preferences and limitations, together with the other designations of such preferred stock will be agreed upon between these stockholders. The shares of the Company’s common stock and the stock options and/or warrants contributed by these stockholders to the shell company shall be paid over to Calm Seas in consideration of the payment by Calm Seas of the various debts, liabilities and accounts payable. In light of this, when this transaction closed, the Company shall file a Form 8-K disclosing a change in control of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-B.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Continan Communications, Inc.

Dated: November 20, 2007	By:	/s/ Claude C. Buchert
Claude C. Buchert,
Chief Executive Officer

EXHIBIT INDEX

Number	Description

10	Agreement for Corporate Restructuring, dated October 29, 2007 (filed herewith).